Exhibit 99.1

Nano Dimension Reports Financial Results for the Third Quarter 2026

Repurchased Approximately 7.0 Million Ordinary Shares During the Third Quarter of 2026 Under the Company’s Share Repurchase Program

Previously Announced Sale of MarkForged, Inc. to Stratasys Remains Ongoing, with Closing Expected in the Fourth Quarter of 2026

Non-GAAP Operating Expenses Reduced 16.5% Sequentially, Reflecting Continued Progress on Cost Reduction Initiatives

WALTHAM, MASSACHUSETTS -- November 5, 2026 (GLOBE NEWSWIRE) -- Nano Dimension Ltd. (Nasdaq: NNDM) (“Nano Dimension”, “Nano”, or the “Company”) today reported financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Highlights:

•
Revenue: $31.9 million, an 18.7% increase from $26.9 million year-over-year
•
Gross Margin (“GM”): 45.3%, up from 30.3% year-over-year
•
Adjusted Gross Margin (“Adjusted GM”): 47.6%, up from 47.4% year-over-year
•
Net Loss from Continuing Operations: $38.7 million, up from a loss of $29.5 million year-over-year
•
Adjusted EBITDA Loss from Continuing Operations: $4.8 million, an improvement compared to a loss of $16.6 million year-over-year
•
Total cash, cash equivalents, deposits, restricted deposits and marketable equity securities: $396.9 million as of September 30, 2026, compared to $433.3 million as of June 30, 2026

Adjusted EBITDA and Adjusted Gross Margin are non-GAAP financial measures. More information, including a reconciliation of Adjusted EBITDA and Adjusted Gross Margin to the most directly comparable GAAP financial measure can be found below in this press release under “Non-GAAP Financial Measures” and “Reconciliation of US GAAP to Non-GAAP Measures.”

Third Quarter 2026 Financial Details:

Revenue increased 18.7% year-over-year to $31.9 million, driven by continued strength across the Company’s Markforged and Essemtec product lines. Markforged contributed $18.6 million of revenue during the quarter, an increase of $1.1 million compared to the prior-year period. Excluding Markforged, revenue increased 41.6% year-over-year to $13.3 million, primarily reflecting growth in the Essemtec product line, partially offset by a $1.4 million decrease in revenue due to the sale of the AME product line.

Markforged delivered a strong quarter, supported by continued demand across its global markets, particularly in defense and commercial industrial applications. The product line benefited from continued customer engagement and repeat purchases, reflecting ongoing adoption of its advanced manufacturing solutions across a range of industrial applications.

The Essemtec product line contributed solid third quarter results, driven by strong commercial demand and revenue performance. Demand was particularly strong across AI-related electronics manufacturing, aerospace and defense, space and satellite systems, photonics and sensor applications. Essemtec continued to expand its global customer base, supported by increasing adoption of its integrated manufacturing platforms and advanced dispensing technologies.

GAAP gross profit increased 77.3% year-over-year to $14.4 million, while GAAP gross margin improved to 45.3%, compared to 30.3% in the prior-year period. The improvement was primarily driven by the non-recurrence of non-cash charges recognized in the third quarter of 2025, the sale of the AME product line and the continued execution of margin improvement initiatives across the Company, partially offset by increased cost of revenue associated with higher sales volumes.

On a non-GAAP basis, gross profit increased 19.3% year-over-year to $15.2 million, while Adjusted gross margin improved to 47.6%, compared to 47.4% in the prior-year period.

GAAP operating expenses increased 29.4% year-over-year, primarily reflecting the recording of a settlement payable to a related party and estimated contingencies during the third quarter of 2026, as well as higher restructuring and other expenses, including costs associated with the Company terminating the lease for its corporate headquarters. These increases were partially offset by lower personnel related expenses, reflecting organizational efficiencies, operational streamlining and continued cost discipline across the company.

On a non-GAAP basis, operating expenses declined 32.2% year-over-year, 16.5% sequentially to $19.8 million, representing a $3.9 million reduction compared to the second quarter of 2026. This represents a 39.2% reduction relative to the previously identified baseline of approximately $32.5 million. This baseline represents second quarter 2025 non-GAAP operating expenses adjusted to include a full quarter of Markforged. The sequential reduction reflects the impact of the AME product line divestment, corporate cost-savings initiatives, and continued cost discipline across all product lines. This demonstrates ongoing progress in streamlining operations and improving the Company’s overall cost structure.

These cost reduction initiatives, together with improved operating performance, contributed to a 71.2% improvement in Adjusted EBITDA loss compared to the prior-year period.

Management Commentary:

Moshe Rozenbaum, Chief Executive Officer, commented, “The third quarter marked an important turning point for Nano Dimension as we took decisive steps to reshape the Company, strengthen operational performance, and establish a clear path toward sustainable profitability and long-term shareholder value creation. We are moving beyond evaluating our portfolio to taking concrete actions. Our priorities are clear: accelerating profitable growth in our core businesses, aggressively reducing our cost structure, monetizing non-core assets, and deploying capital with discipline and accountability. We are committed to building a leaner, more focused and financially stronger organization. Importantly, strategic capital allocation and returning capital to shareholders are central pillars of our strategy. We have consistently demonstrated this commitment through our active share repurchase program, opportunistically taking advantage of share price levels that we believe significantly undervalue the Company’s underlying assets and long-term potential. We intend to continue deploying capital strategically, with a strong emphasis on maximizing returns for our shareholders.”

Corporate Updates and Business Highlights:

Leadership Update: In November 2026, the Board appointed Moshe Rozenbaum as Chief Executive Officer, effective November 3, 2026 following him serving as Interim Chief Executive Officer since July 21, 2026. Mr. Rozenbaum will continue to work with the Board and management team on operating priorities, cost structure, capital allocation and strategic opportunities.

Share Repurchase: During the third quarter of 2026, the Company repurchased approximately 7.0 million ordinary shares for approximately $11.1 million under its existing $150 million authorization. Subsequent to the end of the quarter, the Company repurchased approximately 5.9 million ordinary shares for approximately $8.6 million.

Strategic Process and Cost Savings: The Board and management team continue to evaluate strategic alternatives for the Company’s product lines, including monetization opportunities, while prioritizing returns of excess capital to shareholders and assessing broader capital allocation priorities.

Sale of MarkForged, Inc: The previously announced $42.5 million sale of MarkForged, Inc. to Stratasys Ltd. remains ongoing, with closing expected in the fourth quarter of 2026, subject to customary closing conditions and regulatory approvals. The Company will provide updates as appropriate.

Governance Update: On August 16, 2026, the Company’s Board of Directors appointed Nadav Kidron to the Board. As part of its ongoing strategic review, the Board announced its intention to establish a Strategy and Capital Allocation Committee, to be chaired by Mr. Kidron, to evaluate capital allocation alternatives, potential returns of excess capital to shareholders, monetization of non-core assets and strategic opportunities.

2026 Financial Guidance Update

As previously announced in May 2026, given the Company’s ongoing actions under its strategic plan and the potential for additional changes across the business, the Company has suspended its full year 2026 financial guidance.

Conference Call

Given the Company’s ongoing strategic initiatives, Nano Dimension will not host a third quarter 2026 earnings conference call. Additional information on the Company’s third quarter 2026 results can be found on Form 10-Q being filed with the Securities and Exchange Commission on the date hereof. The Company remains committed to transparent communication and will continue to provide updates on material developments as appropriate.

About Nano Dimension Ltd.

Nano Dimension Ltd. (Nasdaq: NNDM) has historically delivered advanced digital manufacturing technologies, including serving customers across the defense, aerospace, automotive, electronics and medical device industry segments. For more information, please visit https://www.nano-di.com/.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure and is defined as earnings before interest income and expense, income tax (benefit) expense, depreciation and amortization. We believe that EBITDA should be useful in evaluating the performance of our business and operations. EBITDA facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structures (affecting interest expenses (income), net), and the age and depreciation charges and amortization of fixed and intangible assets, respectively (affecting relative depreciation and amortization expense, respectively) and EBITDA is useful to an investor in evaluating our operating performance because it is widely used by investors, securities analysts and other interested parties to measure a company’s operating performance without regard to the items mentioned above.

Adjusted EBITDA and operating expenses are non-GAAP measures and are defined as earnings before interest income and expense, income tax (benefit) expense, depreciation and amortization, share-based compensation expense, exchange rate differences, finance expenses (income) for revaluation of assets and liabilities, Desktop Metal litigation related expenses, Desktop Metal and Markforged transaction related expenses, restructuring costs, impact of deconsolidation, impairment losses, litigation settlements and step-up amortization from purchase accounting. We believe that Adjusted EBITDA and operating expenses, as described above, should also be useful in evaluating the performance of our business. Like EBITDA, Adjusted EBITDA facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structures (affecting other financial expenses (income), net), and the age and depreciation charges and amortization of fixed and intangible assets, respectively (affecting relative depreciation and amortization expense, respectively), as well as from share-based payments, restructuring costs, impairment losses, and step-up amortization from purchase accounting. Adjusted EBITDA and operating expenses are useful to an investor in evaluating our operating performance because it is widely used by investors, securities analysts and other interested parties to measure a company’s operating performance without regard to non-cash items, such as expenses related to share-based payments.

Adjusted gross profit, excluding depreciation and amortization, share-based compensation expenses, and step-up amortization from purchase accounting, is a non-GAAP measure. We believe that adjusted gross profit, as described above, should also be useful in evaluating the performance of our business. Adjusted gross profit facilitates gross profit and gross margin comparisons from period to period and company to company by backing out potential differences caused by variations in amortization of inventory and intangible assets. Adjusted gross profit is useful to an investor in evaluating our performance because it enables investors, securities analysts and other interested parties to measure a company’s performance without regard to non-cash items, such as amortization expenses. Adjusted gross margin is calculated by dividing the adjusted gross profit by the revenues.

EBITDA and Adjusted EBITDA, Adjusted gross profit and non-GAAP operating expenses can be useful in evaluating our performance by eliminating the effect of financing and non-cash expenses such as share-based payments, however, we may incur such expenses in the future, which could impact future results. In addition, other companies, including companies in our industry, may calculate non-GAAP metrics differently or not at all, which may reduce the usefulness of this measure as a tool for comparison.

Nano Dimension does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain significant items. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results for the relevant period.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding Nano’s future growth, strategic plan and value to shareholders; the Company’s expectation that the phases of the strategic plan will increase shareholder value, streamline operations, monetize product lines and progress toward potentially selecting a compelling opportunity; the expected timeline of the sale of MarkForged, Inc., the Company’s expectations in the success of future strategic alternatives in reducing complexity, lowering annualized cash burn, strengthening the Company’s financial flexibility and delivering significant long term value creation in 2026 and beyond; and all other statements other than statements of historical fact that address activities, events or developments that Nano intends, expects, projects, believes or anticipates will or may occur in the future. Forward-looking statements may be characterized by terminology such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. These forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Because such statements deal with future events and are based on the current expectations of Nano, they are subject to various risks and uncertainties. The forward-looking statements contained or implied in this communication are subject to other risks and uncertainties, including those discussed under the heading “Risk Factors” in Nano’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2026, and in any subsequent filings with the SEC. Except as otherwise required by law, Nano undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this communication.

Contacts:

Investors: Purva Sanariya

Director, Investor Relations

ir@nano-di.com

Media: Samuel Manning

Principal Manager, External Communications

press@nano-di.com

NANO DIMENSION LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data) (Unaudited)

	September 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$314,852	$204,672
Bank deposits	—	168,997
Marketable equity securities	80,566	84,154
Restricted bank deposits	1,169	123
Trade receivables, net of allowance for credit losses ($739 and $861, respectively)	27,832	26,047
Inventory	29,968	32,878
Other current assets	12,462	8,938
Total current assets	466,849	525,809
Restricted bank deposits	270	1,610
Property, plant and equipment, net	14,174	24,840
Operating lease right-of-use assets	7,915	23,789
Deferred tax assets	424	424
Goodwill	—	40,388
Intangible assets, net	16,826	19,434
Other assets	1,501	1,930
Total assets	$507,959	$638,224
Liabilities and Equity
Trade payables	$10,292	$11,999
Accrued liabilities	23,381	19,514
Deferred revenue	11,858	11,873
Current portion of lease liability	2,045	8,923
Current portion of bank loan	150	158
Current settlement payable - related party	14,700	—
Total current liabilities	62,426	52,467
Employee benefits	2,524	3,697
Operating lease liabilities	3,068	23,323
Bank loan	37	158
Long-term settlement payable	3,422	2,974
Long-term deferred revenue	3,562	3,617
Total liabilities	75,039	86,236
Commitments and contingencies
Equity:
Share capital of NIS 5 par value each; 500,000,000 ordinary shares authorized; 204,003,865 and 206,811,875 shares outstanding as of September 30, 2026 and December 31, 2025, respectively, and 283,521,031 and 279,306,522 shares issued as of September 30, 2026 and December 31, 2025, respectively.	424,033	417,084
Additional paid-in capital	1,295,932	1,297,323
Treasury stock	(203,581)	(192,507)
Accumulated other comprehensive income	2,617	1,048
Accumulated loss	(1,086,081)	(970,960)
Total equity	432,920	551,988
Total liabilities and equity	$507,959	$638,224

NANO DIMENSION LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share data) (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue:
Product	$26,230	$20,199	$73,142	$51,942
Service	5,685	6,685	17,461	15,180
Total revenue	31,915	26,884	90,603	67,122
Cost of revenue:
Product	14,197	15,187	41,605	38,678
Service	3,277	3,553	9,136	7,416
Total cost of revenue	17,474	18,740	50,741	46,094
Gross profit	14,441	8,144	39,862	21,028
Operating expenses:
Research and development	4,914	8,530	18,903	22,588
Sales and marketing	7,882	10,097	25,979	25,648
General and administrative	33,620	14,210	61,741	41,985
Restructuring and other	5,815	2,021	15,706	7,049
Desktop Metal litigation	—	693	—	32,008
Impairment losses	1,190	5,721	41,578	8,406
Operating loss	(38,980)	(33,128)	(124,045)	(116,656)
Gain (loss) on investment in marketable equity securities	(2,424)	(2,617)	(3,587)	22,396
Other expense, net	(167)	(150)	(175)	(206)
Finance income	3,137	6,674	13,550	28,697
Finance expense	(245)	(258)	(738)	(521)
Loss before income taxes	(38,679)	(29,479)	(114,995)	(66,290)
Income tax expense (benefit)	(24)	24	126	123
Net loss from continuing operations	(38,655)	(29,503)	(115,121)	(66,413)
Net loss from discontinued operations, net of income tax of nil	—	(23,502)	—	(193,263)
Net loss	(38,655)	(53,005)	(115,121)	(259,676)
Less: Net loss attributable to non-controlling interests	—	—	—	(323)
Net loss attributable to common shareholders	$(38,655)	$(53,005)	$(115,121)	$(259,353)

Net loss attributable to common shareholders:
Continuing operations - basic and diluted	$(0.18)	$(0.13)	$(0.55)	$(0.30)
Discontinued operations - basic and diluted	$—	$(0.11)	$—	$(0.89)

Weighted average common shares outstanding, basic and diluted	209,408	218,854	208,919	217,663
Net loss	$(38,655)	$(53,005)	$(115,121)	$(259,676)
Other comprehensive income:
Foreign currency translation adjustment	548	(107)	915	1,571
Remeasurement of pension and post-employment benefit plans, net of tax	—	—	654	—
Comprehensive loss	(38,107)	(53,112)	(113,552)	(258,105)
Less: Comprehensive loss attributable to non-controlling interests	—	—	—	(224)
Comprehensive loss attributable to common shareholders	$(38,107)	$(53,112)	$(113,552)	$(257,881)

NANO DIMENSION LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands) (Unaudited)

	For the Nine Months Ended September 30,
	2026	2025
Cash flow from operating activities
Net loss	$(115,121)	$(66,413)
Adjustments:
Depreciation, amortization and non-cash lease interest	10,730	15,052
Impairment losses	41,578	8,406
Changes in fair value of equity securities	3,588	(22,396)
Loss from deconsolidation of subsidiaries	—	1,666
Loss from sale of business assets	1,314	—
Share-based compensation expense	4,409	3,018
Share-based settlement payment	1,215	—
Changes in assets and liabilities:
(Increase) decrease in inventory	(2,743)	3,418
(Increase) in other current assets	(493)	(602)
(Increase) decrease in trade receivables	(2,431)	2,171
Increase (decrease) in other payables	8,437	(9,324)
(Decrease) in employee benefits	(619)	(508)
(Decrease) increase in trade payables	(1,604)	6,255
Other	(3,342)	723
Net cash used in operating activities	(55,082)	(58,534)
Cash flow relating to investing activities
Change in bank deposits	168,756	333,799
Purchase of property plant and equipment	(592)	(672)
Acquisition of subsidiaries, net of cash acquired	—	(267,806)
Deconsolidation of subsidiaries	—	(476)
Proceeds from sale of AME assets	2,000	—
Net cash provided by (used in) investing activities	170,164	64,845
Cash flow relating to financing activities
Repayment long-term bank debt	(119)	(111)
Repurchase of treasury shares	(11,074)	(5,050)
Net cash used in financing activities	(11,193)	(5,161)
Cash flow relating to discontinued operations
Net cash used in operating activities	—	(31,945)
Net cash used in investing activities	—	(437)
Net cash provided by financing activities	—	10,009
Net cash used in discontinued operations	—	(22,373)
Increase (decrease) in cash, cash equivalents and restricted cash	103,889	(21,223)
Effect of exchange rate fluctuations on cash	5,997	3,821
Cash, cash equivalents and restricted cash at beginning of the period	206,405	318,474
Cash, cash equivalents and restricted cash at end of the period	$316,291	$301,072

Supplemental disclosures of cash flow information
Cash and cash equivalents	$314,852	299,357
Restricted cash in restricted deposits, current	1,169	60
Restricted cash in restricted deposits, non-current	270	1,655
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$316,291	$301,072

Non-cash operating and investing activity
Lease liabilities arising from obtaining right-of-use assets	—	1,167
Non-cash investing and financing activity
Share issuance as part of settlement	1,215	—
Fair value of contingent consideration (earnout) received in connection with sale of business assets	2,933	—
Acquisition replacement awards for pre-combination service	—	2,054
Repurchase of treasury shares in trade payables	—	563
Supplemental disclosure of cash flow information
Income taxes paid during the period	—	56

NANO DIMENSION LTD.
RECONCILIATION OF US GAAP TO NON-GAAP MEASURES
(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP Net loss from continuing operations	$(38,655)	$(29,503)	$(115,121)	$(66,413)
Tax expense	(24)	24	126	123
Depreciation and amortization	4,651	2,516	8,786	5,026
Interest expense	220	244	663	428
Interest income	(3,301)	(4,880)	(10,757)	(20,133)
Non-GAAP EBITDA (loss)	(37,109)	(31,599)	(116,303)	(80,969)
Finance expenses (income) from revaluation of assets and liabilities	2,422	2,617	3,584	(22,375)
Exchange rate differences	163	(1,776)	(2,795)	(8,500)
Share-based compensation expense	611	1,373	4,409	3,018
Desktop Metal litigation related expenses	—	693	—	32,008
Desktop Metal and Markforged transaction related expenses	—	770	614	10,591
Restructuring and other	5,815	2,021	15,706	7,049
Impairment losses	1,190	5,721	41,578	8,406
Acquisition inventory step-up amortization	—	3,603	616	7,452
Litigation, settlements, and contingencies	22,135	—	25,702	—
Non-GAAP Adjusted EBITDA from continuing operations	$(4,773)	$(16,577)	$(26,889)	$(43,320)

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Cost of Revenue	2026	2025	2026	2025
GAAP Cost of revenue	$17,473	$18,740	$50,740	$46,094
Share-based payments expense	51	171	314	497
Depreciation and amortization	707	822	2,175	1,544
Acquisition inventory step-up amortization	—	3,603	616	7,452
Non-GAAP Cost of revenue	$16,715	$14,144	$47,635	$36,601

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Gross Profit	2026	2025	2026	2025
GAAP Gross profit	$14,442	$8,144	$39,863	$21,028
Share-based payments expense	51	171	314	497
Depreciation and amortization	707	822	2,175	1,544
Acquisition inventory step-up amortization	—	3,603	616	7,452
Non-GAAP Gross profit	$15,200	$12,740	$42,968	$30,521

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Gross Margin	2026	2025	2026	2025
GAAP Gross margin	45.3%	30.3%	44.0%	31.3%
Share-based payments expense	0.2%	0.6%	0.3%	0.7%
Depreciation and amortization	2.1%	3.1%	2.4%	2.4%
Acquisition inventory step-up amortization	0.0%	13.4%	0.7%	11.1%
Non-GAAP Gross margin	47.6%	47.4%	47.4%	45.5%

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Research and Development Expenses	2026	2025	2026	2025

GAAP Research and development expenses	$4,914	$8,530	$18,903	$22,588
Share-based payments expense	152	541	584	1,254
Depreciation and amortization	436	434	1,090	1,008
Non-GAAP Research and development expenses	$4,326	$7,555	$17,229	$20,326

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Sales and Marketing Expenses	2026	2025	2026	2025
GAAP Sales and marketing expenses	$7,882	$10,097	$25,979	$25,648
Share-based payments expense	107	140	426	688
Depreciation and amortization	293	816	1,572	1,452
Non-GAAP Sales and marketing expenses	$7,482	$9,141	$23,981	$23,508

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP General and Administrative Expenses	2026	2025	2026	2025
GAAP General and administrative expenses	$33,620	$14,210	$61,741	$41,985
Share-based payments expense	301	521	3,085	579
Depreciation and amortization	3,215	444	3,950	1,022
Desktop Metal and Markforged transaction related expenses	—	770	614	10,591
Litigation, settlements, and contingencies	22,135	—	25,702	—
Non-GAAP General and administrative expenses	$7,969	$12,475	$28,390	$29,793

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Operating Loss	2026	2025	2026	2025
GAAP Operating loss	$(38,979)	$(33,128)	$(124,044)	$(116,656)
Share-based payments expense	611	1,373	4,409	3,018
Depreciation and amortization	4,651	2,516	8,787	5,026
Desktop Metal litigation related expenses	—	693	—	32,008
Desktop Metal and Markforged transaction related expenses	—	770	614	10,591
Restructuring costs and other	5,815	2,021	15,706	7,049
Impairment losses	1,190	5,721	41,578	8,406
Acquisition inventory step-up amortization	—	3,603	616	7,452
Litigation, settlements, and contingencies	22,135	—	25,702	—
Non-GAAP Operating loss	$(4,577)	$(16,431)	$(26,632)	$(43,106)